UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 April 24, 2007


                                  ULTICOM, INC.

             (Exact name of registrant as specified in its charter)


        NEW JERSEY                     0-30121                    22-2050748

(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)


                                1020 Briggs Road,
                            Mount Laurel, New Jersey
                                      08054

                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (856) 787-2700


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF
            CERTAIN OFFICERS.

      On April 24, 2007, the Compensation Committee of the Board of Directors (the "Board") of Ulticom, Inc. (the "Company") and the Stock Option Committee of the Board each met to review and discuss the compensation packages of the Company's senior executive officers for the fiscal year ended January 31, 2006 ("fiscal year 2006"). During these meetings, the Compensation Committee reviewed and took actions with respect to the senior executive officers' compensation for fiscal year 2006. In addition, the Stock Option Committee approved long-term incentive awards for the senior executive officers for fiscal year 2006 performance. The committee actions taken on April 24, 2007 are summarized below.

Shawn Osborne, President and Chief Executive Officer
----------------------------------------------------

      The Compensation Committee reviewed Mr. Osborne's base salary for fiscal year 2006 of $275,000 and approved a cash bonus payment of $200,000 for fiscal year 2006, which includes $50,000 in lieu of a base salary increase with respect to fiscal year 2006. The Stock Option Committee, acting on the recommendation of the Compensation Committee, approved an award of 40,000 shares of restricted common stock of the Company for Mr. Osborne as a long-term incentive award for fiscal year 2006 performance. Mr. Osborne's restricted stock award will vest (i) 50% on April 24, 2009, (ii) 25% on April 24, 2010, and (iii) 25% on April 24,
2011, subject to his continued employment on such vesting dates.

Mark Kissman, Senior Vice President and Chief Financial Officer
---------------------------------------------------------------

      The Compensation Committee reviewed Mr. Kissman's base salary for fiscal year 2006 of $205,000, and approved a $25,000 retroactive base salary increase effective as of February 1, 2006. The Compensation Committee also approved a cash bonus payment of $57,500 for fiscal year 2006, which will be payable in a lump sum together with the retroactive base salary increase described above. The Stock Option Committee, acting on the recommendation of the Compensation Committee, approved an award of 16,000 shares of restricted common stock of the Company for Mr. Kissman as a long-term incentive award for fiscal year 2006 performance. Mr. Kissman's restricted stock award will vest (i) 50% on April 24, 2009, (ii) 25% on April 24, 2010, and (iii) 25% on April 24, 2011, subject to his continued employment on such vesting dates.

Osman Duman, Senior Vice President and Chief Marketing Officer
--------------------------------------------------------------

      The Compensation Committee reviewed and ratified Mr. Duman's base salary of $225,000 and his cash bonus of $56,250 for fiscal year 2006. The Stock Option Committee, acting on the recommendation of the Compensation Committee, approved an award of 16,000 shares of restricted common stock of the Company for Mr. Duman as a long-term incentive award for fiscal year 2006 performance. Mr. Duman's restricted stock award will vest (i) 50% on April 24, 2009, (ii) 25% on April 24, 2010, and (iii) 25% on April 24, 2011, subject to his continued employment on such vesting dates.

Lisa Roberts, Senior Vice President - Operations
------------------------------------------------

      The Compensation Committee reviewed and ratified Ms. Roberts' base salary of $210,000 and her cash bonus of $52,500 for fiscal year 2006. The Stock Option Committee, acting on the recommendation of the Compensation Committee, approved an award of 16,000 shares of restricted common stock of the Company for Ms. Roberts as a long-term incentive award for fiscal year 2006. Ms. Roberts' restricted stock award will vest (i) 50% on April 24, 2009, (ii) 25% on April 24, 2010, and (iii) 25% on April 24, 2011, subject to her continued employment on such vesting dates.


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

James Johnston, Senior Vice President - Engineering
---------------------------------------------------

      The Compensation Committee reviewed and ratified Mr. Johnston's base salary of $200,000 and his cash bonus of $50,000 for fiscal year 2006. The Stock Option Committee, acting on the recommendation of the Compensation Committee, approved an award of 16,000 shares of restricted common stock of the Company for Mr. Johnston as incentive compensation for fiscal year 2006. Mr. Johnston's restricted stock award will vest (i) 50% on April 24, 2009, (ii) 25% on April 24, 2010, and (iii) 25% on April 24, 2011, subject to his continued employment on such vesting dates.



















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



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ULTICOM, INC.


Date:  April 27, 2007                        By:    /s/ Mark Kissman
                                                 -------------------------------
                                             Name:   Mark Kissman
                                             Title:  Chief Financial Officer






















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